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                                                                     EXHIBIT 8.1


                    [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]


                                December 28, 2000




Integrated Orthopaedics, Inc.
1800 West Loop South, Suite 1030
Houston, Texas  77027



Ladies & Gentlemen:

                  You have requested our opinion regarding certain federal income tax consequences of the merger (the "Merger") of PowerBrief, Inc. ("PowerBrief"), a Delaware corporation with and into Integrated Orthopaedics, Inc., a Texas corporation ("IOI").

                  In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger dated as of September 15, 2000, as amended from time to time, by and between PowerBrief and IOI (the "Merger Agreement"), the Joint Proxy Statement/Prospectus (the "Proxy Statement") filed by IOI with the Securities and Exchange Commission (the "SEC") and the Registration Statement on Form S-4, as filed by IOI with the SEC on November 22, 2000, as amended, in which the Proxy Statement is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of IOI. Any capitalized term not defined herein shall have the meaning assigned to such term in the Merger Agreement.


                  Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, the Proxy Statement and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Proxy Statement and the Registration Statement,
(3) the accuracy as of the Effective Time of (a) the representations made by IOI which are set forth in the certificate delivered to us by IOI, dated the date hereof, (b) the representations made by PowerBrief which are set forth in the certificate delivered to us by PowerBrief, dated the date hereof, and (c) the representations made by certain stockholders of PowerBrief which are set forth in the certificates delivered to us by those certain stockholders, dated the date hereof, (4) that any representations made in such certificates that are qualified by knowledge or a qualification of like import at the Effective Time will be accurate without



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Integrated Orthopaedics, Inc.
December 28, 2000
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such qualification, and (5) no change in law applicable to the Merger from the date hereof through the Effective Time.

                  Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above and the discussion set forth below, we are of the opinion that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. In addition, we express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

         We hereby consent to the use of our name under the captions "Material Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                           Very truly yours,


                                           /s/ Weil, Gotshal & Manges LLP